UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2024

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of Principal Executive Offices; Zip Code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2024, James L. Tyree, Chairman of the Compensation Committee of the Board of Directors (the “Board”) of Assertio Holdings, Inc. (the “Company”), informed the Board at an informal meeting that he declined to stand for reelection at the 2024 Annual Meeting of Stockholders. The Company believes that Mr. Tyree’s decision was due to (1) his disagreement relating to a potential waiver of the application of the mandatory Board retirement policy for 2024 with respect to Peter D. Staple, our current Board Chair, and (2) his disagreement with Board members declining to take action on Mr. Tyree’s suggestion to increase the retirement age from 72 to 75.

The Company provided Mr. Tyree with a copy of the disclosures made in this Item 5.02 no later than the date of filing this Form 8-K with the U.S. Securities and Exchange Commission and has provided Mr. Tyree with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company and, if not, stating the respects in which he does not agree.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
17.1	Written Correspondence of Mr. Tyree, dated March 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO HOLDINGS, INC.

Date: April 2, 2024	By:	/s/ Sam Schlessinger
Sam Schlessinger
Senior Vice President, General Counsel